       As filed with the Securities and Exchange Commission on November 24, 1998

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                                LIGHTBRIDGE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-3065140
                      (I.R.S. Employer Identification No.)

            67 SOUTH BEDFORD STREET, BURLINGTON, MASSACHUSETTS 01803
             (Address of Principal Executive Offices)        (Zip Code)

             LIGHTBRIDGE, INC. 1998 NON-STATUTORY STOCK OPTION PLAN
                            (Full Title of the Plan)

                                PAMELA D.A. REEVE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                LIGHTBRIDGE, INC.
                             67 SOUTH BEDFORD STREET
                         BURLINGTON, MASSACHUSETTS 01803
                     (Name and Address of Agent for Service)

                                 (781) 359-4000
          (Telephone Number, Including Area Code, of Agent for Service)
                              ---------------------
                                   Copies to:

      Alexander H. Pyle, Esquire                  Mark L. Johnson, Esquire
           Lightbridge, Inc.                      Foley, Hoag & Eliot LLP
        67 South Bedford Street                    One Post Office Square
    Burlington, Massachusetts 01803             Boston, Massachusetts 02109
            (781) 359-4000                             (617) 832-1000


                                               ---------------------
                                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                                 Proposed           Proposed
                                                Amount            Maximum            Maximum
       Title of Securities to be                to be         Offering Price        Aggregate          Amount of
               Registered                     Registered         Per Share       Offering Price    Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value............     598,000 shares      $9.8524(1)      $5,891,735(1)         $1,638

-------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value............     402,000 shares      $4.8125(2)      $1,934,625(2)           $538

-------------------------------------------------------------------------------------------------------------------
            Totals......................  1,000,000 shares                       $7,826,360            $2,176

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) For shares issuable pursuant to stock options outstanding at November 24, 1998, calculated pursuant to Rule 457(h) based on the exercise price of such options.

(2) For shares issuable pursuant to stock options not yet granted at November 24, 1998, calculated pursuant to Rules 457(c) and (h) based on the average of the high and low prices of the common stock as reported on the Nasdaq National Market on November 19, 1998.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      Lightbridge, Inc. (the "Company") hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

(1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

(2) the Company's definitive Proxy Statement dated April 27, 1998 used in connection with its Special Meeting in Lieu of Annual Meeting of Stockholders held on May 28, 1998;

(3) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

(4) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed by the Company with the Commission on September 6, 1996 under Section 12 of the Exchange Act, including any amendment or description filed for the purpose of updating such description; and

(5) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified and superseded for purposes of this Registration Statement to the extent that a statement contained herein or in a document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

      Not applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not applicable.

Item 6.     Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article SEVENTH of the Company's Amended and Restated Certificate of Incorporation (the "Restated Charter") provides that the Company shall indemnify each person who at any time is, or shall have been, a director or officer of the Company, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer of the Company, or served at the request of the Company as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'

fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the General Corporation Law of the State of Delaware.

      Section 102(b)(7) of the Delaware Corporation Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware Corporation Law or
(iv) any transaction from which the director derived an improper personal benefit. Article NINTH of the Restated Charter provides that to the maximum extent permitted by the General Corporation Law of the State of Delaware, no director of the Company shall be personally liable to the Company or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Company. Furthermore, any amendment to or repeal of the provisions of Article NINTH shall not apply to nor have any effect on the liability or the alleged liability of any director of the Corporation with respect to any act or failure to act of such director occurring prior to such amendment or repeal. A principal effect of such Article NINTH is to limit or eliminate the potential liability of the Company's directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (i) through (iv) above.

      Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Company has procured a directors' and officers' liability and company reimbursement liability insurance policy that (a) insures directors and officers of the Company against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (b) insures the Company against losses (above a deductible amount) arising from any such claims, but only if the Company is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Restated Charter or the Company's Amended and Restated By-Laws.

Item 7.     Exemption from Registration Claimed.

      Not applicable.

Item 8.     Exhibits.

     Exhibit No.  Description


       4.1*      Specimen certificate for the Common Stock
       5.1       Opinion of Foley, Hoag & Eliot LLP
      10.1       Lightbridge, Inc. 1998 Non-Statutory Stock Option Plan
      23.1       Consent of Deloitte & Touche LLP
      23.2       Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)
      24.1       Power of Attorney (contained on the signature page)
---------------
* Filed as an exhibit to the Company's Registration Statement on Form S-1 (file number 333-6589), as declared effective by the Commission on September 25, 1996, and incorporated herein by reference.

Item 9.     Undertakings.

      1.    The undersigned hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 2 (a)(1)(i) and 2 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, The Commonwealth of Massachusetts, on November 24, 1998.

                                     LIGHTBRIDGE, INC.


                                     By:  /s/ Pamela D. A. Reeve
                                        ----------------------------------------
                                        Pamela D.A. Reeve
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Pamela D.A. Reeve and Joseph S. Tibbetts, Jr., and each of them, true and lawful attorneys-in-fact and agents with full power of substitution, for and in name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                                          Title                                Date

        /s/ Pamela D.A. Reeve            President, Chief Executive Officer and                   November 24, 1998
-------------------------------------     Director (Principal Executive Officer)
          Pamela D.A. Reeve

     /s/ Joseph S. Tibbetts, Jr.         Chief Financial Officer, Senior Vice President of        November 24, 1998
-------------------------------------     Finance and Administration and Treasurer
       Joseph S. Tibbetts, Jr.             (Principal Financial and Accounting Officer)


        /s/ Andrew I. Fillat             Director                                                 November 24, 1998
-------------------------------------
          Andrew I. Fillat

       /s/ Torrence C. Harder            Director                                                 November 24, 1998
-------------------------------------
         Torrence C. Harder

         /s/ D. Quinn Mills              Director                                                 November 24, 1998
-------------------------------------
           D. Quinn Mills

        /s/ Debora J. Wilson             Director                                                 November 24, 1998
-------------------------------------
          Debora J. Wilson


                                  EXHIBIT INDEX



   Exhibit No.   Description

      4.1*       Specimen certificate for the Common Stock
       5.1       Opinion of Foley, Hoag & Eliot LLP
      10.1       Lightbridge, Inc. 1998 Non-Statutory Stock Option Plan
      23.1       Consent of Deloitte & Touche LLP
      23.2       Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)
      24.1       Power of Attorney (contained on the signature page)
---------------
* Filed as an exhibit to the Company's Registration Statement on Form S-1 (file number 333-6589), as declared effective by the Commission on September 25, 1996, and incorporated herein by reference.